KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Companies Schedules 2015 Second Quarter Financial Results and Conference Call

Kingston, NY — July 23, 2015 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a multi-line regional property and casualty insurance holding company, today announced that it will hold its 2015 second quarter financial results conference call for analysts and investors on Thursday, August 13, 2015 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, Wednesday, August 12, 2015.

The conference call will be hosted by Kingstone's Chairman and Chief Executive Officer, Mr. Barry Goldstein, Chief Actuary, Mr. Ben Walden, and Chief Financial Officer, Mr. Victor Brodsky. The details of the conference call and webcast are as follows:

Date: Thursday, August 13, 2015
Time: 8:30 a.m. Eastern Time

Access by conference call:

Domestic callers: 877-407-3105
International callers: 201-493-6794

Accompanying Slide Presentation / Access by webcast:

The Company will also have an accompanying slide presentation available in PDF format on the Kingstone Companies website at http://www.kingstonecompanies.com. The presentation will be made available prior to the conference call. In addition, the call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link: Kingstone Second Quarter 2015 Conference Call. The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line regional property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York and Pennsylvania. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

CONTACT:
Kingstone Companies, Inc.
Barry Goldstein
CEO
(845) 802-7900

-OR-

INVESTOR RELATIONS:
The Equity Group Inc.
Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com